UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K/A

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2022

 ALPHA METALLURGICAL RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Signatures

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2022, the Company reported several changes to its executive leadership, including the appointment of J. Todd Munsey as executive vice president and chief financial officer, effective August 9, 2022.

In connection with his appointment, the compensation committee of the Board has established Mr. Munsey’s annual base salary as $425,000. Mr. Munsey’s annual target and maximum bonus opportunities under the annual Alpha Incentive Bonus Plan will be 100% and 200% of his base salary, respectively, subject to applicable performance criteria and plan terms. Mr. Munsey will be eligible to receive an annual equity award under the Company’s Long Term Incentive Plan with a target award of 200% of his base salary and will participate in the Company’s Key Employee Separation Plan (“KESP”) with a Benefit Factor (as defined in the KESP) of 1.5, or a Benefit Factor of 2.0 in the event of a Covered Change in Control Termination (as defined in the KESP), in each case subject to the terms of the plan. He is also expected to enter into an indemnification agreement with the Company in the same form as the agreements that the Company has previously executed with each of its directors and executive officers. He will also be entitled to participate in benefit programs generally available to Company employees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Metallurgical Resources, Inc.

Date: August 10, 2022	By:	/s/ J. Todd Munsey
Name: J. Todd Munsey
Title: Chief Financial Officer